UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2020

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York 10001 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Foot Locker, Inc., a New York corporation (the “Company”), and certain of its domestic subsidiaries (collectively, the “Guarantors”) are parties to a credit agreement, dated as of May 19, 2016 (as in effect prior to the Amendment referred to below, the “Credit Agreement”), with the lenders party thereto, and Wells Fargo Bank, National Association, as agent, letter of credit issuer, and swing line lender, which governs the Company’s secured asset-based revolving credit facility (the “Revolving Credit Facility”).

On July 14, 2020, the Company entered into an amendment (the “Amendment”) to the Credit Agreement (as so amended, the “Amended Credit Agreement”). The Amendment provides, among other things, that (1) the maturity date of the Revolving Credit Facility is extended to July 14, 2025, and (2) the aggregate commitments of the lenders under the Revolving Credit Facility are increased to $600,000,000. In accordance with the terms of the Amended Credit Agreement, the proceeds from the Revolving Credit Facility borrowings may be used for working capital, general corporate purposes, or other purposes permitted under the Revolving Credit Facility. Borrowings and letters of credit under the Amended Credit Agreement are not permitted to exceed a borrowing base, which is tied to the level of inventory and accounts receivable of the Company and the Guarantors.

The Amendment provides that the interest rate applicable to loans under the Amended Credit Agreement will be equal to, at the Company’s option, either a base rate, determined by reference to the federal funds rate, plus a margin of 0.75% to 1.25% per annum, or a Eurodollar rate, determined by reference to LIBOR, plus a margin of 1.75% to 2.25% per annum, in each case, depending on availability under the Amended Credit Agreement. In addition, the Company will pay a commitment fee of 0.50% per annum on the unused portion of the commitments under the Amended Credit Agreement.

On July 15, 2020, the Company repaid all revolving loans outstanding under the Amended Credit Agreement.

The Company’s obligations under the Amended Credit Agreement continue to be guaranteed by certain Guarantors and secured by a first priority lien on certain of the assets of the Company and certain Guarantors, including inventory, accounts receivable, cash deposits, and certain insurance proceeds.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto. The Amendment is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of July 14, 2020, among Foot Locker, Inc., a New York corporation, the guarantors party thereto, the lenders party thereto, and Wells Fargo, National Association, as administrative agent, letter of credit issuer, and swing line lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: July 16, 2020	By:	/s/ Lauren B. Peters
Name: Lauren B. Peters Title: Executive Vice President and Chief Financial Officer